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                                                                   EXHIBIT 10.16

                           Revenue Sharing Agreement

          This Revenue Sharing Agreement (this "Agreement") dated as of August 31, 2000 is entered into by IFX Corporation (together with its subsidiaries, "provider") and Tutopia.com, Inc. (together with its subsidiaries "customer").

          Provider is an Internet service provider offering a wide range of services for business in Latin America. Provider and Customer have entered into that certain Dial Access Agreement effective as of the date hereof (the "Dial Access Agreement") under which Customer has agreed to purchase Hourly Dial Access services from Provider in Latin America and Provider has agreed to sell such Services to Provider. Capitalized terms used but not defined herein shall have the meanings given to them in the Dial Access Agreement.

          In connection with providing the Services to Customer, Provider may receive Telco Revenues (as defined below) from one or more local telephone carriers or other telecommunications infrastructure providers ("Telcos") which Provider has engaged to "terminate" (as such term is commonly used by telecommunications companies) calls made by Customer's End-Users in accessing Provider's Network. This Revenue Sharing Agreement is being entered into by the parties in order to set forth how such Telco Revenues will be shared by Provider and Customer.

          Accordingly, Provider and Customer hereby agree as follows:

          1. "Telco Revenue" means any and all cash payments or credits paid or granted by a Telco to or for the benefit of Provider as an inducement to terminate telecommunication calls at such Telco. In connection with the negotiation of call termination arrangements with Telcos, Provider will use its reasonable best efforts to obtain the agreement of the Telco to provide any consideration or benefit granted as an inducement to terminate telecommunication calls at such Telco in the form of a direct cash payment or credit from the Telco to Provider.

          2. All Telco Revenues received by Provider that are based on the number of hours and/or minutes "terminated" by Telcos as a result of Network traffic generated by Customer pursuant to the Dial Access Agreement ("Tutopia Generated Telco Revenues") shall be shared by Provider and Customer as follows:

          (a) with respect to Tutopia Generated Telco Revenues generated from the date of this Agreement through December 31, 2000, Provider shall be entitled to receive 100% of Tutopia Generated Telco Revenues; and

          (b) with respect to Tutopia Generated Telco Revenues generated from January 1, 2001 through the first (1st) anniversary of the date of this Agreement, Customer shall be entitled to receive 75% of Tutopia Generated Telco Revenues and Provider shall be entitled to receive 25% of Tutopia Generated Telco Revenues.

          3. Provider shall deliver a monthly statement to Customer itemizing all Tutopia Generated Telco Revenues reported by Telcos to Provider since the previous statement. Such monthly statement shall be provided by Provider to Customer as soon as practicable but in any event no later than 30 days after the end of each calendar month.

          4. Provider shall pay to Customer the amount of each Tutopia Generated Telco Revenue within thirty (30) days of Provider's receipt thereof from the applicable Telco.

          5. From time to time Customer shall have the right to audit Provider's records relating to the determination of Tutopia Generated Telco Revenues (including without limitation all oral or written agreements with
Telcos relating to the termination of calls), and discuss such records with Provider personnel, upon reasonable advance notice of no less than five (5) business days and during normal business hours, but not more often than once in any six (6) month period. In connection with any such audit, to the extent reasonably requested by Customer, Provider shall use its reasonable best efforts to provide access to the books and records of any Telco utilized by
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                                                                   EXHIBIT 10.16


Provider to "terminate" calls (to the extent such books and records relate to the provision of services by such Telco to Provider) and to such Telco's personnel. Customer shall bear the cost of any such audit unless it is determined that the Tutopia Generated Telco Revenues were misstated in Provider's favor during the period audited by more than five percent (5%), in which case, Provider shall bear the cost of such audit. Customer shall keep all such records (as well as any other information disclosed by Provider to Customer pursuant to this Agreement) confidential, except as required by applicable law.

          6. This Agreement and any issues arising out of or in relation thereto shall be governed by the law of Florida applicable to contracts to performed wholly within that state. Customer and Provider agree to the exclusive jurisdiction of the courts of Florida for any action or proceeding arising out of or in relation to this Agreement. This Agreement may be executed in counterparts, each counterpart shall be deemed to be an original and all counterparts individually or together shall constitute on and the same instrument.

          7. No partnership, agency or joint venture is intended or created by this Agreement.

                                       IFX CORPORATION

                                       By: /s/ Joel Eidelstein
                                           -------------------
                                           Name: Joel Eidelstein
                                           Title: President


                                       TUTOPIA.COM, INC.

                                       By: /s/ Jak Bursztyn
                                           ----------------
                                           Name: Jak Bursztyn
                                           Title: President


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